As of October 4, 2022







Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re: Power of Attorney

Ladies and Gentlemen:

The undersigned hereby authorizes each of William L. Horton, Jr., Beth A. Sasfai, Mary Louise Weber, Brandon N. Egren and
Veronica C. Glennon to execute and file, on behalf of the undersigned, a Form ID and any and all reports regarding transactions in the equity securities of Verizon Communications Inc. pursuant to
Section 16 of the Securities Exchange Act of 1934, as amended. This authority will remain in full force and effect until further written notice.









      						/s/ Vandana Venkatesh
      						 _____________________________
						    Vandana Venkatesh